CARRIAGE SERVICES ANNOUNCES SECOND QUARTER 2019 RESULTS AND REAFFIRMS 2019 ROLLING FOUR QUARTER OUTLOOK
HOUSTON – July 31, 2019 – Carriage Services, Inc. (NYSE: CSV) today announced results for the second quarter ended June 30, 2019.
Mel Payne, Chief Executive Officer, stated, “During the second quarter we achieved substantially higher operating and financial performance in all five of our Trend Report categories compared to last year, as the dramatic changes we began implementing in the fourth quarter of 2018 relating to corporate and operational leadership and high performance operating standards have begun to gain traction throughout most of Carriage’s portfolio of funeral homes and cemeteries as well as our Houston Support Center. For the first time in several years, all three operating profit centers during the second quarter achieved higher revenue growth that produced much higher Field EBITDA growth because of substantially higher Field EBITDA Margins, i.e. operating leverage is once again becoming our friend instead of the enemy.
In order to present an accurate comparative second quarter and six months financial performance profile that reflects on a proforma basis the current “normalized” earning power of Carriage, as shown below, we have excluded from 2018 second quarter and six months results the large Ft. Lauderdale city cemetery business management contract which we divested in the third quarter of 2018; reduced 2019 second quarter and six months Total Overhead for all changes that have been completed as of June 30, 2019 as if they had been effective December 31, 2018; and increased interest for the second quarter and first six months of 2018 to reflect the balance sheet recapitalization that was completed at the end of May 2018 as if it had been effective December 31, 2017. The Pro Forma Adjusted results shown below are simply outstanding:
Second Quarter 2019 versus Second Quarter 2018

•	Total Revenue increased $5.5 million or 8.9% to $67.8 million;

•	Total Field EBITDA increased $3.9 million or 16.7% to $27.5 million;

•	Total Field EBITDA Margin increased 270 basis points to 40.5%;

•	Total Overhead decreased $0.6 million or 6.3% to $8.2 million;

•	Total Overhead Margin decreased 190 basis points to 12.1%;

•	Consolidated EBITDA increased $4.5 million or 30.3% to $19.3 million;

•	Consolidated EBITDA Margin increased 460 basis points to 28.4%; and

•	Diluted EPS increased $0.17 or 121.4% to $0.31.
First Six Months of 2019 versus First Six Months of 2018

•	Total Revenue increased $2.8 million or 2.1% to $136.8 million;

•	Total Field EBITDA increased $1.6 million or 3.0% to $55.9 million;

•	Total Field EBITDA Margin increased 40 basis points to 40.9%;

•	Total Overhead decreased $1.8 million or 10.0% to $15.8 million;

•	Total Overhead Margin decreased 160 basis points to 11.5%;

•	Consolidated EBITDA increased $3.4 million or 9.2% to $40.1 million;

•	Consolidated EBITDA Margin increased 190 basis points to 29.3%; and

•	Diluted EPS increased $0.08 or 13.1% to $0.69.

Consistent with the five year uptrend in our performance from 2012 through 2016 after a major management restructuring at the end of 2011, we are highly confident that the 2019 second quarter performance is the beginning of another long term uptrend that will be sustainable through our five year planning timeframe ending 2023. Our goal now is to finish this year strong with focused execution throughout our portfolio. In doing so we will have achieved the 2019 Year of Renewal Mission of our High Performance and Value Creation Trends Restoration Program by restoring the sustainable earnings and Free Cash Flow power of Carriage as a value creation platform for operating and consolidating premier funeral homes and cemeteries”, concluded Mr. Payne.
Second quarter GAAP highlights are shown below:
Second Quarter 2019 versus Second Quarter 2018
• Total Revenue of $67.8 million, an increase of 6.1%;
• Net Income of $4.9 million, an increase of 77.0%; and
• GAAP Diluted Earnings Per Share of $0.27, an increase of 80.0%.
First Six Months of 2019 versus First Six Months of 2018
• Total Revenue of $136.8 million, a decrease of 0.3%;
• Net Income of $11.4 million, a decrease of 5.9%; and
• GAAP Diluted Earnings Per Share of $0.63, a decrease of 6.0%.
HIGH PERFORMANCE HEROES
The following are High Performance Hero Managing Partners leading us during the second quarter on our Good To Great Journey that never ends:

Dean Marnell	Covenant Funeral Service; Fredericksburg, VA
Victor Logiudice	Thomas F. Dalton Funeral Homes; Floral Park, NY
Jason Higginbotham	Lakeland Funeral Home; Lakeland, FL
David Keller	Lane Funeral Home - Coulter Chapel; Chattanooga, TN
Michael Redgate	Redgate Funeral Home; CT
Bob Prindiville	Bright Funeral Home; Wake Forest, NC
Courtney Charvet	North Brevard Funeral Home; Titusville, FL
Tim Hauck	Harvey-Engelhardt Funeral & Cremation Service; Fort Meyers, FL
Brian Binion	Steen Funeral Homes; Ashland, KY
Jim Pitts	Buck Ashcraft Funeral Home; Harlingen, TX
Cyndi Hoots	Schmidt Funeral Homes; Katy, TX
Kevin Latham	Maddux Fuqua-Hinton Funeral Homes; Hopkinsville, KY
Christine Amittone	Greer Family Mortuary; Alameda, CA
Larry Davis	Bunkers Mortuary and Cemeteries, Las Vegas, NV
Anthony Rodriguez	Higgins Chapel; Antioch, CA

TRUST FUND PERFORMANCE
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, preneed cemetery and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

6 months ended 6/30/19	17.4%	15.9%	18.5%	9.4%	12.1%
1 year ended 12/31/18	(8.3%)	(7.4%)	(4.2%)	(2.1%)	(2.7%)
2 years ended 12/31/18	3.6%	4.0%	16.5%	5.3%	8.6%
3 years ended 12/31/18	24.0%	23.0%	30.4%	23.3%	25.4%
4 years ended 12/31/18	20.2%	19.7%	32.2%	17.8%	22.1%
5 years ended 12/31/18	30.3%	29.2%	50.3%	20.7%	29.5%

(1) Investment performance includes realized income and unrealized appreciation (depreciation).
(2) The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of June 30, 2019 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Equities	$71,505	36%	$74,051	32%
Fixed Income	96,685	51%	109,536	48%
Cash	23,048	12%	44,228	19%
Other/Insurance	2,780	1%	2,964	1%
Total Portfolios	$194,018	100%	$230,779	100%
The total return for our Discretionary Preneed Funeral and Cemetery Trusts through the first six months was 17.4% and primarily tracked the performance of the overall equity market while maintaining a higher weighting to fixed income and cash. We currently anticipate the portfolio to maintain an equal weighting between equity and fixed income securities as well as an increase in the amount of recurring income generated by the portfolio throughout the rest of the year.

ADJUSTED FREE CASH FLOW
We produced Adjusted Free Cash Flow from operations for the three and six months ended June 30, 2019 of $9.4 million and $19.0 million, respectively, compared to Adjusted Free Cash Flow from operations of $9.1 million and $22.6 million for the corresponding periods in 2018. A reconciliation of Cash Flow Provided by Operations to Adjusted Free Cash Flow for the three and six months ended June 30, 2018 and 2019 is as follows (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2018	2019	2018	2019
Cash flow provided by operations	$11,398	$10,918	$26,281	$21,912
Cash used for maintenance capital expenditures	(2,268)	(2,482)	(3,714)	(4,175)
Free Cash Flow	$9,130	$8,436	$22,567	$17,737

Plus: Incremental Special Items:
Severance and Retirement Costs	—	611	—	828
Litigation Reserve	—	356	—	481
Adjusted Free Cash Flow	$9,130	$9,403	$22,567	$19,046
ROLLING FOUR QUARTER OUTLOOK
The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending June 30, 2020 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “Roughly Right Range” most of the time of future Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time.
Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures and the execution of our funeral and our cemetery Standards Operating Model. Adjusted Net Income and Adjusted Diluted Earnings Per Share have been adjusted for accretion on our convertible notes.
The Outlook on Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to additional share repurchases or a stock price increase and EPS dilution calculations related to our convertible notes and outstanding and exercisable stock options.

Range (in millions, except per share amounts)
Revenues	$270 - $274
Consolidated EBITDA	$77 - $79
Adjusted Net Income	$24 - $26
Adjusted Diluted Earnings Per Share	$1.34 - $1.44
Free Cash Flow	$37 - $40
CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, August 1, 2019 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-5398126) and ask for the Carriage Services conference call. A replay of the conference call will be available through August 6, 2019 and may be accessed by dialing 855-859-2056 (ID-5398126). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2019	% Change	2018	2019	% Change

Same Store Contracts
Atneed Contracts	6,249	6,496	4.0%	13,543	13,463	(0.6%)
Preneed Contracts	1,454	1,497	3.0%	3,162	3,020	(4.5%)
Total Same Store Funeral Contracts	7,703	7,993	3.8%	16,705	16,483	(1.3%)
Acquisition Contracts
Atneed Contracts	857	1,209	41.1%	1,874	2,443	30.4%
Preneed Contracts	93	164	76.3%	186	321	72.6%
Total Acquisition Funeral Contracts	950	1,373	44.5%	2,060	2,764	34.2%
Total Funeral Contracts	8,653	9,366	8.2%	18,765	19,247	2.6%

Funeral Operating Revenue
Same Store Revenue	$40,653	$42,127	3.6%	$89,773	$87,629	(2.4%)
Acquisition Revenue	5,666	8,182	44.4%	12,828	16,622	29.6%
Total Funeral Operating Revenue	$46,319	$50,309	8.6%	$102,601	$104,251	1.6%

Cemetery Operating Revenue
Same Store Revenue	$11,886	$13,227	11.3%	$23,137	$24,516	6.0%
Acquisition Revenue	—	—	—%	—	—	—%
Total Cemetery Operating Revenue	$11,886	$13,227	11.3%	$23,137	$24,516	6.0%

Financial Revenue
Preneed Funeral Commission Income	$354	$329	(7.1%)	$614	$688	12.1%
Preneed Funeral Trust Earnings	1,859	1,869	0.5%	3,911	3,731	(4.6%)
Cemetery Trust Earnings	1,383	1,623	17.4%	2,935	2,874	(2.1%)
Preneed Cemetery Finance Charges	424	395	(6.8%)	803	773	(3.7%)
Total Financial Revenue	$4,020	$4,216	4.9%	$8,263	$8,066	(2.4%)

Total Divested Revenue	$1,622	$—		$3,233	$—

Total Revenue	$63,847	$67,752	6.1%	$137,234	$136,833	(0.3%)

Field EBITDA
Same Store Funeral EBITDA	$14,254	$15,370	7.8%	$34,577	$33,338	(3.6%)
Same Store Funeral EBITDA Margin	35.1%	36.5%	140 bp	38.5%	38.0%	(50 bp)
Acquisition Funeral EBITDA	1,721	3,091	79.6%	4,446	6,336	42.5%
Acquisition Funeral EBITDA Margin	30.4%	37.8%	740 bp	34.7%	38.1%	340 bp
Total Funeral EBITDA	$15,975	$18,461	15.6%	$39,023	$39,674	1.7%
Total Funeral EBITDA Margin	34.5%	36.7%	220 bp	38.0%	38.1%	10 bp

Same Store Cemetery EBITDA	$3,883	$4,808	23.8%	$7,746	$8,469	9.3%
Same Store Cemetery EBITDA Margin	32.7%	36.3%	360 bp	33.5%	34.5%	100 bp
Acquisition Cemetery EBITDA	—	—	—%	—	—	—%
Acquisition Cemetery EBITDA Margin	—%	—%	— bp	—%	—%	— bp
Total Cemetery EBITDA	$3,883	$4,808	23.8%	$7,746	$8,469	9.3%
Total Cemetery EBITDA Margin	32.7%	36.3%	360 bp	33.5%	34.5%	100 bp

Funeral Financial EBITDA	$1,978	$1,959	(1.0%)	$4,025	$3,913	(2.8%)
Cemetery Financial EBITDA	1,688	1,872	10.9%	3,478	3,367	(3.2%)
Total Financial EBITDA	$3,666	$3,831	4.5%	$7,503	$7,280	(3.0%)
Total Financial EBITDA Margin	91.2%	90.9%	(30 bp)	90.8%	90.3%	(50 bp)

Total Divested EBITDA	$472	$—		$966	$—
Total Divested EBITDA Margin	29.1%	—%		29.9%	—%

Total Field EBITDA	$23,996	$27,100	12.9%	$55,238	$55,423	0.3%
Total Field EBITDA Margin	37.6%	40.0%	240 bp	40.3%	40.5%	20 bp

OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2019	% Change	2018	2019	% Change

Overhead
Total Variable Overhead	$2,696	$3,042	12.8%	$5,256	$4,980	(5.3%)
Total Regional Fixed Overhead	1,063	1,028	(3.3%)	2,140	2,029	(5.2%)
Total Corporate Fixed Overhead	4,979	4,726	(5.1%)	10,141	9,603	(5.3%)
Total Overhead	$8,738	$8,796	0.7%	$17,537	$16,612	(5.3%)
Overhead as a percentage of Revenue	13.7%	13.0%	(70 bp)	12.8%	12.1%	(70 bp)

Consolidated EBITDA	$15,258	$18,304	20.0%	$37,701	$38,811	2.9%
Consolidated EBITDA Margin	23.9%	27.0%	310 bp	27.5%	28.4%	90 bp

Other Expenses and Interest
Depreciation & Amortization	$4,368	$4,597	5.2%	$8,584	$8,920	3.9%
Non-Cash Stock Compensation	909	518	(43.0%)	2,009	1,103	(45.1%)
Interest Expense	4,743	6,296	32.7%	8,478	12,624	48.9%
Accretion of Discount on Convertible Subordinated Notes	555	60	(89.2%)	1,715	117	(93.2%)
Net Loss on Early Extinguishment of Debt	936	—	(100.0%)	936	—	(100.0%)
Other, Net	—	(175)	—%	(2)	(162)	—%
Pre-Tax Income	$3,747	$7,008	87.0%	$15,981	$16,209	1.4%
Provision for Income Taxes	1,030	2,043		4,395	4,620
Tax Adjustment Related to Certain Discrete Items	(30)	103		(517)	202
Net Tax Provision	1,000	2,146		3,878	4,822
GAAP Net Income	$2,747	$4,862	77.0%	$12,103	$11,387	(5.9%)

Special Items, Net of Tax, except for **
Severance and Retirement Costs	$—	$483		$—	$654
Accretion of Discount on Convertible Subordinated Notes **	555	60		1,715	117
Net Loss on Early Extinguishment of Debt	740	—		740	—
Litigation Reserve	—	281		—	380

Adjusted Net Income	$4,042	$5,686	40.7%	$14,558	$12,538	(13.9%)
Adjusted Net Profit Margin	6.3%	8.4%	210 bp	10.6%	9.2%	(140 bp)

Adjusted Basic Earnings Per Share	$0.22	$0.31	40.9%	$0.85	$0.69	(18.8%)
Adjusted Diluted Earnings Per Share	$0.22	$0.31	40.9%	$0.81	$0.69	(14.8%)

GAAP Basic Earnings Per Share	$0.15	$0.27	80.0%	$0.71	$0.63	(11.3%)
GAAP Diluted Earnings Per Share	$0.15	$0.27	80.0%	$0.67	$0.63	(6.0%)

Weighted Average Basic Shares Outstanding	17,916	17,959		17,010	18,008
Weighted Average Diluted Shares Outstanding	18,245	17,988		17,924	18,043

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$15,258	$18,304	20.0%	$37,701	$38,811	2.9%
Severance and Retirement Costs	—	611		—	828
Litigation Reserve	—	356		—	481
Adjusted Consolidated EBITDA	$15,258	$19,271	26.3%	$37,701	$40,120	6.4%
Adjusted Consolidated EBITDA Margin	23.9%	28.4%	450 bp	27.5%	29.3%	180 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

		(unaudited)
	December 31, 2018	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$644	$685
Accounts receivable, net	18,897	16,794
Inventories	6,751	6,756
Prepaid and other current assets	3,011	1,412
Total current assets	29,303	25,647
Preneed cemetery trust investments	62,432	69,970
Preneed funeral trust investments	82,074	88,696
Preneed receivables, net	18,441	19,458
Receivables from preneed trusts	17,073	17,654
Property, plant and equipment, net	260,838	259,835
Cemetery property, net	74,958	75,427
Goodwill	303,887	303,887
Intangible and other non-current assets, net	24,425	24,360
Operating lease right-of-use assets	—	23,485
Cemetery perpetual care trust investments	44,071	48,969
Total assets	$917,502	$957,388
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,015	$1,895
Current portion of finance lease obligations	312	284
Current portion of operating lease obligations	—	1,541
Accounts payable	9,987	6,831
Accrued and other liabilities	22,644	21,916
Total current liabilities	34,958	32,467
Long-term debt, net of current portion	6,925	6,307
Credit facility	26,145	23,753
Convertible subordinated notes due 2021	5,732	5,835
Senior notes due 2026	319,108	319,418
Obligations under finance leases, net of current portion	6,143	5,999
Obligations under operating leases, net of current portion	—	22,673
Deferred preneed cemetery revenue	45,997	45,540
Deferred preneed funeral revenue	28,606	29,236
Deferred tax liability	31,263	32,572
Other long-term liabilities	3,133	1,920
Deferred preneed cemetery receipts held in trust	62,432	69,970
Deferred preneed funeral receipts held in trust	82,074	88,696
Care trusts’ corpus	43,494	48,442
Total liabilities	696,010	732,828
Commitments and contingencies:
Stockholders’ equity:
Common stock	257	258
Additional paid-in capital	243,849	243,285
Retained earnings	71,680	83,067
Treasury stock	(94,294)	(102,050)
Total stockholders’ equity	221,492	224,560
Total liabilities and stockholders’ equity	$917,502	$957,388

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
Revenues:
Service revenue	$31,972	$34,659	$70,657	$71,311
Property and merchandise revenue	27,531	28,877	57,715	57,456
Other revenue	4,344	4,216	8,862	8,066
	63,847	67,752	137,234	136,833
Field costs and expenses:
Cost of service	17,329	17,955	35,946	36,052
Cost of merchandise	22,168	22,311	45,291	44,572
Cemetery property amortization	891	1,169	1,799	2,018
Field depreciation expense	3,013	3,059	5,878	6,144
Regional and unallocated funeral and cemetery costs	3,267	3,622	6,548	6,411
Other expenses	354	386	759	786
	47,022	48,502	96,221	95,983
Gross profit	16,825	19,250	41,013	40,850
Corporate costs and expenses:
General, administrative and other	6,380	5,692	12,998	11,304
Home office depreciation and amortization	464	369	907	758
	6,844	6,061	13,905	12,062
Operating income	9,981	13,189	27,108	28,788
Interest expense	(4,743)	(6,296)	(8,478)	(12,624)
Accretion of discount on convertible subordinated notes	(555)	(60)	(1,715)	(117)
Net loss on early extinguishment of debt	(936)	—	(936)	—
Other, net	—	175	2	162
Income before income taxes	3,747	7,008	15,981	16,209
Provision for income taxes	(1,030)	(2,043)	(4,395)	(4,620)
Tax adjustment related to certain discrete items	30	(103)	517	(202)
Total provision for income taxes	(1,000)	(2,146)	(3,878)	(4,822)
Net income	$2,747	$4,862	$12,103	$11,387

Basic earnings per common share:	$0.15	$0.27	$0.71	$0.63
Diluted earnings per common share:	$0.15	$0.27	$0.67	$0.63

Dividends declared per common share	$0.075	$0.075	$0.150	$0.150

Weighted average number of common and common equivalent shares outstanding:
Basic	17,916	17,959	17,010	18,008
Diluted	18,245	17,988	17,924	18,043

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	(unaudited)
	Six Months Ended June 30,
	2018	2019
Cash flows from operating activities:
Net income	$12,103	$11,387
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,584	8,920
Provision for losses on accounts receivable	883	724
Stock-based compensation expense	2,009	1,103
Deferred income tax expense	2,044	1,309
Amortization of deferred financing costs	320	189
Amortization of capitalized commissions on preneed contracts	293	277
Accretion of discount on convertible subordinated notes	1,715	117
Accretion of discount on senior notes	38	242
Net loss on early extinguishment of debt	936	—
Net loss on sale and disposal of other assets	45	168
Other	145	121
Changes in operating assets and liabilities that provided (used) cash:
Accounts and preneed receivables	(779)	(1,116)
Inventories, prepaid and other current assets	(1,139)	1,446
Intangible and other non-current assets	(102)	(212)
Preneed funeral and cemetery trust investments	(5,986)	(5,033)
Accounts payable	(758)	(3,156)
Accrued and other liabilities	(964)	61
Deferred preneed funeral and cemetery revenue	2,007	863
Deferred preneed funeral and cemetery receipts held in trust	4,887	4,502
Net cash provided by operating activities	26,281	21,912

Cash flows from investing activities:
Net proceeds from the sale of business and other assets	—	100
Capital expenditures	(5,080)	(8,654)
Net cash used in investing activities	(5,080)	(8,554)

Cash flows from financing activities:
Payments against the term loan	(127,500)	—
Borrowings from the credit facility	96,000	23,300
Payments against the credit facility	(188,000)	(25,800)
Payment of debt issuance costs related to long-term debt	(1,551)	—
Redemption of the 2.75% convertible subordinated notes	(75,229)	(27)
Payment of transaction costs related to the redemption of the 2.75% convertible subordinated notes	(845)	—
Proceeds from the issuance of the 6.625% senior notes	320,125	—
Payments of debt issuance costs related to the 6.625% senior notes	(1,367)	—
Payments on other long-term debt and obligations under finance leases	(828)	(910)
Payments on contingent consideration recorded at acquisition date	(138)	(162)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	846	942
Taxes paid on restricted stock vestings and exercises of non-qualified options	(495)	(179)
Dividends on common stock	(2,640)	(2,725)
Purchase of treasury stock	—	(7,756)
Net cash used in (provided by) financing activities	18,378	(13,317)

Net increase in cash and cash equivalents	39,579	41
Cash and cash equivalents at beginning of period	952	644
Cash and cash equivalents at end of period	$40,531	$685

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Our non-GAAP reporting provides a transparent framework of our operating and financial performance that reflects the earning power of the Company as an operating and consolidation platform.
Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.
The Non-GAAP financial measures include “Special Items”, “Adjusted Net Income”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Consolidated EBITDA Margin”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA”, “Total Field EBITDA Margin”, “Divested Revenue”, “Divested EBITDA”, “Divested EBITDA Margin”, “Adjusted Basic Earnings Per Share” and “Adjusted Diluted Earnings Per Share” in this press release. These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•
Special Items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special Items are typically taxed at the federal statutory rate, except for the accretion of the discount on Convertible Subordinated Notes, as this is a non-tax deductible item.

•
Adjusted Net Income is defined as net income plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•
Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of revenue.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by Special Items as deemed necessary, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit, excluding depreciation and amortization, regional and unallocated costs and Financial EBITDA related to the Funeral Home segment.

•	Cemetery Field EBITDA is defined as Cemetery Gross Profit, excluding depreciation and amortization, regional and unallocated costs and Cemetery Financial EBITDA related to the Cemetery segment.

•	Funeral Financial EBITDA is defined as Funeral Financial Revenue less Funeral Financial Expenses.

•	Cemetery Financial EBITDA is defined as Cemetery Financial Revenue less Cemetery Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit, excluding field depreciation, cemetery property amortization and regional and unallocated funeral and cemetery costs.

•	Total Field EBITDA Margin is defined as Total Field EBITDA as a percentage of revenue.

•	Divested Revenue is defined as revenues from three cemetery businesses that we ceased to operate on September 30, 2018, as a result of an expired management agreement.

•
Divested EBITDA is defined as Divested Revenue, less field level and financial expenses related to one funeral home business that was sold in 2017 and three cemetery businesses related to the expired management agreement noted above.

•	Divested EBITDA Margin is defined as Divested EBITDA as a percentage of Divested Revenue.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for Special Items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for Special Items.
Funeral Field EBITDA and Cemetery Field EBITDA
Our operations are reported in two business segments: Funeral Home Operations and Cemetery Operations. Our Field level results highlight trends in volumes, Revenue, Field EBITDA (the individual business’ cash earning power / locally controllable business profit) and Field EBITDA Margin (the individual business’ controllable profit margin).
Funeral Field EBITDA and Cemetery Field EBITDA are defined above. Gross Profit is defined as Revenue less “Field costs and expenses” - a line item encompassing these areas of costs: i) Funeral and cemetery field costs, ii) Field depreciation and amortization expense, and iii) Regional and unallocated funeral and cemetery costs. Funeral and cemetery field costs include cost of service, funeral and cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our Regional leadership, incentive compensation opportunity to our Field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the Field level as the composition, structure and function of these costs are determined by Executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within Consolidated EBITDA and Adjusted Consolidated EBITDA. We do not openly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “Regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in Consolidated EBITDA and Adjusted Consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.

Consolidated EBITDA and Adjusted Consolidated EBITDA
Consolidated EBITDA and Adjusted Consolidated EBITDA are defined above. Our Adjusted Consolidated EBITDA include adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.
How These Measures Are Useful
When used in conjunction with GAAP financial measures, our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.

We believe our presentation of Adjusted Consolidated EBITDA, key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.

Limitations of the Usefulness of These Measures
Our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral Field EBITDA and Cemetery Field EBITDA are not consolidated measures of profitability.
Field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above. A reconciliation of Field EBITDA to Gross Profit, the most directly comparable GAAP measure, is set forth below.
Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation of Consolidated EBITDA to Net Income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures.
Reconciliation of Non-GAAP Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.
Reconciliation of Net Income to Adjusted Net Income for the three and six months ended June 30, 2018 and 2019 (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2019	2018	2019
Net Income	$2,747	$4,862	$12,103	$11,387
Special Items, Net of Tax, except for **
Severance and Retirement Costs	—	483	—	654
Accretion of Discount on Convertible Subordinated Notes **	555	60	1,715	117
Net Loss on Early Extinguishment of Debt	740	—	740	—
Litigation Reserve	—	281	—	380
Adjusted Net Income	$4,042	$5,686	$14,558	$12,538

** Special items are typically taxed at the federal statutory rate, except for the Accretion of the Discount on Convertible Subordinated Notes, as this is a non-tax deductible item.

Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three and six months ended June 30, 2018 and 2019 (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2019	2018	2019
Net Income	$2,747	$4,862	$12,103	$11,387
Total Provision for Income Taxes	1,000	2,146	3,878	4,822
Income Before Income Taxes	3,747	7,008	15,981	16,209
Interest Expense	4,743	6,296	8,478	12,624
Accretion of Discount on Convertible Subordinated Notes	555	60	1,715	117
Net Loss on Early Extinguishment of Debt	936	—	936	—
Non-Cash Stock Compensation	909	518	2,009	1,103
Depreciation & Amortization	4,368	4,597	8,584	8,920
Other, Net	—	(175)	(2)	(162)
Consolidated EBITDA	$15,258	$18,304	$37,701	$38,811
Adjusted For:
Severance and Retirement Costs	—	611	—	828
Litigation Reserve	—	356	—	481
Adjusted Consolidated EBITDA	$15,258	$19,271	$37,701	$40,120

Revenue	$63,847	$67,752	$137,234	$136,833

Adjusted Consolidated EBITDA Margin	23.9%	28.4%	27.5%	29.3%
Reconciliation of Funeral and Cemetery Gross Profit to Field EBITDA for the three and six months ended June 30, 2018 and 2019 (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2019	2018	2019
Funeral Gross Profit (GAAP)	$12,654	$14,624	$32,318	$32,700
Depreciation & Amortization	2,640	2,760	5,204	5,531
Regional & Unallocated Costs	2,659	3,036	5,523	5,356
Funeral Financial EBITDA	(1,978)	(1,959)	(4,025)	(3,913)
Funeral Divested EBITDA	—	—	3	—
Funeral Field EBITDA	$15,975	$18,461	$39,023	$39,674

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2019	2018	2019
Cemetery Gross Profit (GAAP)	$4,171	$4,626	$8,695	$8,150
Depreciation & Amortization	1,264	1,468	2,473	2,631
Regional & Unallocated Costs	608	586	1,025	1,055
Cemetery Financial EBITDA	(1,688)	(1,872)	(3,478)	(3,367)
Cemetery Divested EBITDA	(472)	—	(969)	—
Cemetery Field EBITDA	$3,883	$4,808	$7,746	$8,469

Components of Total Field EBITDA for the three and six months ended June 30, 2018 and 2019 (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2019	2018	2019
Funeral Field EBITDA	$15,975	$18,461	$39,023	$39,674
Cemetery Field EBITDA	3,883	4,808	7,746	8,469
Funeral Financial EBITDA	1,978	1,959	4,025	3,913
Cemetery Financial EBITDA	1,688	1,872	3,478	3,367
Funeral Divested EBITDA	—	—	(3)	—
Cemetery Divested EBITDA	472	—	969	—
Total Field EBITDA	$23,996	$27,100	$55,238	$55,423
Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the three and six months ended June 30, 2018 and 2019:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2019	2018	2019
GAAP Basic Earnings Per Share	$0.15	$0.27	$0.71	$0.63
Special Items	0.07	0.04	0.14	0.06
Adjusted Basic Earnings Per Share	$0.22	$0.31	$0.85	$0.69
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the three and six months ended June 30, 2018 and 2019:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2019	2018	2019
GAAP Diluted Earnings Per Share	$0.15	$0.27	$0.67	$0.63
Special Items	0.07	0.04	0.14	0.06
Adjusted Diluted Earnings Per Share	$0.22	$0.31	$0.81	$0.69
Reconciliation of Pro Forma Adjusted Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Pro Forma Adjusted results presented on page one are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.
Reconciliation of Net Income to Pro Forma Adjusted Net Income for the three and six months ended June 30, 2018 and 2019 (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2019	2018	2019
Net Income	$2,747	$4,862	$12,103	$11,387
Total Provision for Income Taxes	1,000	2,146	3,878	4,822
Income Before Income Taxes	3,747	7,008	15,981	16,209
Adjusted For:
Interest Expense	(1,600)	—	(4,000)	—
Severance and Retirement Costs	—	611	—	828
Litigation Reserve	—	356	—	481
Divested EBITDA	(472)	—	(966)	—
Pro Forma Adjusted Income Before Income Taxes	$1,675	$7,975	$11,015	$17,518
Pro Forma Adjusted Total Provision for Income Taxes	431	2,428	2,512	5,195
Pro Forma Adjusted Net Income	$1,244	$5,547	$8,503	$12,323

Reconciliation of Field EBITDA to Pro Forma Adjusted Field EBITDA and Pro Forma Adjusted Consolidated EBITDA for the three and six months ended June 30, 2018 and 2019 (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2019	2018	2019
Field EBITDA	$23,996	$27,100	$55,238	$55,423
Adjusted For:
Litigation Reserve	—	356	—	481
Divested EBITDA	(472)	—	(966)	—
Pro Forma Adjusted Field EBITDA	$23,524	$27,456	$54,272	$55,904
Total Overhead Costs	8,738	8,796	17,537	16,612
Adjusted For:
Severance and Retirement Costs	—	(611)	—	(828)
Pro Forma Adjusted Consolidated EBITDA	$14,786	$19,271	$36,735	$40,120

Revenue	$63,847	$67,752	$137,234	$136,833
Adjusted For:
Divested Revenue	(1,622)	—	(3,233)	—
Pro Forma Adjusted Revenue	$62,225	$67,752	$134,001	$136,833

Pro Forma Adjusted Field EBITDA Margin	37.8%	40.5%	40.5%	40.9%
Pro Forma Adjusted Consolidated EBITDA Margin	23.8%	28.4%	27.4%	29.3%
Reconciliation of GAAP Diluted Earnings Per Share to Pro Forma Adjusted Diluted Earnings Per Share for the three and six months ended June 30, 2018 and 2019:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2019	2018	2019
GAAP Diluted Earnings Per Share	$0.15	$0.27	$0.67	$0.63
Special Items	0.07	0.00	0.14	0.01
Pro Forma Adjustments	(0.08)	0.04	(0.20)	0.05
Pro Forma Adjusted Diluted Earnings Per Share	$0.14	$0.31	$0.61	$0.69
Supplemental Information:
Funeral homes and cemeteries purchased after December 31, 2014 are referred to as “Acquired” in our Trend Report. This classification of acquisitions has been important to management and investors in monitoring the results of these businesses and to gauge the leveraging performance contribution that a selective acquisition program can have on total company performance.
The presentation below highlights the impact of our 2014 Acquired Portfolio that moved from Acquired to Same Store beginning January 1, 2019 (in thousands):

	Three Months Ended June 30, 2018		Twelve Months Ended December 31, 2018
	Revenue	EBITDA	Revenue	EBITDA
2014 Acquired Portfolio	$3,169	$1,284	$12,989	$5,254

Reconciliation of Rolling Four Quarter Outlook:
Earlier in this press release, we present the Rolling Four Quarter Outlook (“Outlook”) which reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending June 30, 2020 unless we have a signed Letter of Intent with a high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. The following four reconciliations are presented at the approximate midpoint of the range in this Outlook.
Reconciliation of Net Income to Consolidated EBITDA for the Rolling Four Quarters ending June 30, 2020 (in thousands):

June 30, 2020E
Net Income	$24,800
Total Tax Provision	9,400
Pretax Income	34,200
Net Interest Expense, including Accretion of Discount on Convertible Notes	24,400
Depreciation & Amortization, including Non-cash Stock Compensation	19,600
Consolidated EBITDA	$78,200
Reconciliation of Net Income to Adjusted Net Income for the Rolling Four Quarters ending June 30, 2020 (in thousands):

June 30, 2020E
Net Income	$24,800
Special Items	200
Adjusted Net Income	$25,000
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the Rolling Four Quarters ending June 30, 2020:

June 30, 2020E
GAAP Diluted Earnings Per Share	$1.38
Special Items	0.01
Adjusted Diluted Earnings Per Share	$1.39
Reconciliation of Cash Flow Provided by Operations to Free Cash Flow for the Rolling Four Quarters ending June 30, 2020 (in thousands):

June 30, 2020E
Cash flow Provided by Operations	$48,500
Cash used for Maintenance Capital Expenditures	(10,000)
Free Cash Flow	$38,500

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical information, should be deemed to be forward-looking statements. These statements include, but are not limited to, statements regarding any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic and market conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	our ability to find and retain skilled personnel;

•	our ability to execute our growth strategy;

•	the effects of competition;

•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	our ability to generate preneed sales;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	our level of indebtedness and the cash required to service our indebtedness;

•	changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service;

•	effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the funeral and cemetery industry; and

•	other factors and uncertainties inherent in the funeral and cemetery industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.